EXHIBIT 10.3

STOCK TRANSFER AGREEMENT

January 24, 2022

This Stock Transfer Agreement (the “Agreement”) is dated as of the date first set forth above by and among the parties identified on Exhibit A as Transferors (the “Transferors”) and the party defined below as Purchaser.

Recitals

A.           Pursuant to that certain Agreement and Plan of Merger, dated as of March 1, 2021 (as amended from time to time including on December 16, 2021, the “Merger Agreement”), by and among Communications Systems, Inc. (“CSI”), Helios Merger Co., Pineapple Energy LLC, Lake Street Solar LLC, and Randall D. Sampson, the Transferors will be issued in excess of 4,810,000 shares of the common stock of CSI in connection with the merger contemplated by the Merger Agreement (the “Merger”), including shares issued pursuant to convertible notes held by the Transferors.

B.            Pursuant to that certain Amended and Restated Securities Purchase Agreement, dated as of September 15, 2021 (the “PIPE Agreement”), among CSI and each purchaser identified on the signature pages thereto, the purchasers identified therein have agreed to purchase shares of CSI’s Series A Convertible Preferred Stock having the rights, preferences and privileges set forth in a Certificate of Designation the form of which is set forth as an exhibit to the Purchase Agreement (the “Certificate of Designation”).

C.            The Transferors are hereby willing to provide the undersigned Purchaser (the “Purchaser”) the following agreement regarding the potential transfer of certain of the Transferor’s shares of common stock of CSI to be issued in connection with the Merger, subject to the terms and conditions of this Agreement.

Terms and Conditions

In consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.            Purchase. Each of the Transferors, severally and not jointly, hereby agrees that on the date that is the first business day (the “Transfer Closing Date”) that is on or after the date that is 183 days following the closing of the Merger (the “Merger Closing”), subject to the terms and conditions set forth in this Agreement, to sell to the Purchaser such number of the shares of common stock of CSI to be issued in connection with the Merger, at a purchase price of $0.0001 per Share, as set forth after the Purchaser’s name on Exhibit A (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction, the “Shares”).  At such time, the Transferors will deliver to the Purchaser the Shares, endorsed to Purchaser, in such percentages as set forth after the Purchaser’s name on Exhibit A. The parties agree to deliver any additional necessary documents to effect the transfer.

2.            Expiration.  This Agreement will expire and no transfers hereunder shall be required upon the first to occur of any of the following events:

(a)	the Merger Closing does not occur on or before March 31, 2022 or up to 30 days following such date as determined pursuant to Section 5.1 of the PIPE Agreement;

(b)

the VWAP for any five Trading Days during any 10 consecutive Trading Day period commencing on the date of the Merger Closing and ending on or prior to the date that is 180 days following the Merger Closing exceeds $3.80 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction);

(c)

CSI closes on the sale of equity securities that consist of common stock of CSI or Common Stock Equivalents of CSI that do not constitute an Exempt Issuance at a price either (i) constituting a 20% or greater discount to the average of the VWAPs for the 10 consecutive Trading Day period ending on the date preceding the closing of the sale of such equity securities or (ii) $2.25 per share or less (as adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction); or

(d)

the failure of the Purchaser to timely close as required under the PIPE Agreement or the Purchaser’s breach of any provision under the PIPE Agreement in a manner that causes a Material Adverse Effect to CSI or if the closing of the transactions set forth in the PIPE Agreement do not occur as set forth in the PIPE Agreement in effect on the date hereof.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Certificate of Designation.

3.            Transferors’ Representations. Each of the Transferors, severally and not jointly, hereby represents and warrants to the Purchaser as follows:

(a)           All corporate action required to be taken by the Transferor in order to authorize the Transferor to enter into this Agreement, and to sell the Shares in accordance with the terms of this Agreement, has been taken or will be taken prior to the transfer required hereby. All action on the part of the Transferor necessary for the execution and delivery of this Agreement, the performance of all obligations of the Transferor under this Agreement to be performed as of the date hereof, and the issuance and delivery of the Shares in accordance with the terms of this Agreement has been taken. Each Transferor has full power and authority to enter into this Agreement and perform its obligations under this Agreement and this Agreement constitutes its valid and legally-binding obligation, enforceable against such Transferor in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance of this Agreement by such Transferor will not result in a breach or violation of or constitute a default by such Transferor under any agreement, instrument or order to which such Transferor is a party or by which such Transferor is bound or any law or regulation applicable to it.

(b)          At the Merger Closing, the Transferor will be the owner of the Shares, free and clear of any and all liens and encumbrances. The Transferor agrees it will not encumber or transfer the Shares during the term of this Agreement except as provided pursuant to this Agreement.

(c)           There is no legal action or suit or governmental proceeding or investigation pending or, to the knowledge of Seller, threatened against the Transferor or the Shares which in any way adversely affects or prevents the sale and delivery of the Shares to the Purchaser hereunder.

(d)          The Transferor is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933.

(e)           The Shares are being sold hereby pursuant to the exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(7) of the Securities Act of 1933. The Transferor has not engaged in any activities constituting general solicitation in connection with such sale.

4.            Purchaser’s Representations. The Purchaser hereby represents, warrants and covenants to the Transferors and CSI as follows:

(a)           All corporate action required to be taken by the Purchaser in order to authorize the Purchaser to enter into this Agreement has been taken or will be taken prior to the transfer required hereby. All action on the part of the Purchaser necessary for the execution and delivery of this Agreement and the performance of all obligations of the Purchaser under this Agreement to be performed as of the date hereof has been taken. The Purchaser has full power and authority to enter into this Agreement and perform its obligations under this Agreement and this Agreement constitutes its valid and legally-binding obligation, enforceable against the Purchaser in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance of this Agreement by the Purchaser will not result in a breach or violation of or constitute a default by the Purchaser under any agreement, instrument or order to which the Purchaser is a party or by which the Purchaser is bound or any law or regulation applicable to it.

Stock Transfer Agreement	Page 2

(b)          The Purchaser represents and warrants that it is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933.

(c)           The Purchaser understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Shares.

(e)           The Purchaser has been advised that the Shares are not being registered under the Securities Act of 1933 or the relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that the Transferor’s reliance upon such exemptions is predicated in part on the Purchaser’s representations to Transferor and CSI as contained herein.

(f)           The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement, and has and will rely solely on such advisors and not on any statements or representations of CSI, the Transferors or any of their agents.  The Purchaser understands that the Purchaser (and not the Transferor or CSI) will be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(g)           The Purchaser will make no written or other public disclosures regarding the Transferor, CSI, the terms or existence of the proposed transfer of the Shares to any individual or organization without the prior written consent of Lake Street Solar LLC except as may be required by law.

5.            Transfer Closing.

(a)           Transfer.  Provided that this Agreement is not earlier terminated pursuant to Section 2 above, the closing of the transactions contemplated by Section 1 (the “Transfer”) shall take place remotely at 10:00 am, Eastern Time, on the Transfer Closing Date, or at such other time and place as may be agreed by the parties hereto, assuming satisfaction or waiver (by the applicable party) of the conditions set forth in this Section.

(b)          Deliveries by Sellers. At or prior to the time of the Transfer, each Transferor shall deliver to the Purchaser to be held in escrow pending the Transfer (the “Transfer Escrow”) on the Transferor’s behalf a duly authorized and executed Stock Power and Assignment Separate from Stock Certificate (the “Stock Powers”). If the Transfer should not occur for any reason with respect to the Transferor, the Stock Powers shall be returned to the Transferor.

(c)           Deliveries by Purchaser. It shall be an express condition for the Transfer that the Purchaser shall deliver to the Transferors the full purchase price for the Shares being purchased from the Transferors at the Transfer, by delivery of a check payable to the applicable Transferor to the address provided or by wire transfer pursuant to the applicable Transferor’s wire instructions, as provided to the Purchaser by the Transferors.

(d)          Deliveries of Securities. At the Transfer, each Transferor shall instruct CSI and its transfer agent to (i) cancel any stock certificate (which may be evidenced by book entry) issued to the Transferor representing the Shares to be sold at the Transfer, (ii) issue a duly executed stock certificate or book entry notation, at the election of the Purchaser, evidencing the Shares being purchased by the Purchaser at the Transfer in the Purchaser’s name; and (iii) issue a duly executed stock certificate or book entry notation evidencing the number of shares of the Company’s stock, if any, remaining after the transfer to the Purchaser, in the Transferor’s name, to be delivered to the Transferor.

Stock Transfer Agreement	Page 3

6.            Assignability.  No party’s rights under this Agreement may be assigned to any third party without the prior written consent of the other parties hereto.

7.            Choice of Law. This Agreement shall be governed by the laws of the State of New York, without regard to its conflict of law provisions.

8.            Binding Effect. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

9.            Entire Agreement. This Agreement sets forth the entire understanding between the parties relating to the transfer of the Shares, there being no terms, conditions, warranties, or representations other than those contained herein, and no change or modification hereto shall be valid unless made in writing and signed by the parties hereto.

10.          Third-Party Beneficiary. CSI is an intended third-party beneficiary of this Agreement.

11.          No Shareholder Rights Before Exercise. The Purchaser will have no rights of a shareholder of CSI with respect to any Shares subject to this Agreement unless and until a certificate evidencing such Shares has been issued and delivered to the Purchaser.

12.          Restrictive Legends. CSI may place a legend or legends on any certificate representing Shares summarizing transfer and other restrictions to which the Shares may be subject under applicable securities laws.

[remainder of page left blank intentionally – signature page follows]

Stock Transfer Agreement	Page 4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TRANSFERORS:

LAKE STREET SOLAR LLC

By: Northern Pacific Growth Investment Partners, L.P.

Its: Managing Member

By: Northern Pacific Group GP I, LLC

Its: General Partner

By:
Name: Scott Honour
Its: President

HERCULES CAPITAL, INC.

By:

Name:

Title:

By:
Kyle Udseth

THE SANDRA AND TOM HOLLAND TRUST (dated March 8, 2011)

By:
Name: Thomas J. Holland
Title: Trustee

PURCHASER:

Entity Name

By:

Name:

Title:

Stock Transfer Agreement	Signature Page

Exhibit A

TRANSFERORS:

Name	Percentage of Shares[1]
Lake Street Solar LLC	79.672%
Hercules Capital, Inc.	16.174%
The Sandra and Tom Holland Trust (dated March 8, 2011)	0.363%
Kyle Udseth	3.791%
Total	100.000%

1 Round each to the nearest whole share with any shortage to be contributed by Lake Street Solar LLC

PURCHASER:

Stock Transfer Agreement	Page 6